                          SCHEDULE 14A INFORMATION

                               (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934
                            (Amendment No. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                          FOREVER ENTERPRISES, INC.
                    (F/K/A LINCOLN HERITAGE CORPORATION)
              (Name of Registrant as Specified in its Charter)

                               Not Applicable

    (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No Fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

         1)   Title of each class of securities to which transaction applies:
         2)   Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4)   Proposed maximum aggregate value of transaction:
         5)   Total Fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:
         2)   Form, Schedule or Registration Statement No.:
         3)   Filing Party:
         4)   Date Filed:

                   [Forever Enterprises, Inc. Letterhead]


                               April 30, 2001



Dear Fellow Shareholders:

         Our 2001 Annual Meeting of Shareholders will be held at our company's executive offices at 10 S. Brentwood, Sixth Floor, St. Louis, Missouri 63105, at 10:00 a.m., local time, on Thursday, June 21, 2001. The Notice of Annual Meeting of Shareholders, Proxy Statement and proxy that accompany this letter outline fully matters on which action is expected to be taken at our annual meeting.

         We cordially invite you to attend the annual meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed proxy in the envelope provided so that your shares will be represented. The mailing of an executed proxy will not affect your right to vote in person should you later decide to attend the annual meeting.

                                          Sincerely,

                                          /s/ Brent D. Cassity

                                          BRENT D. CASSITY
                                          Chief Executive Officer

                          FOREVER ENTERPRISES, INC.
                             10 SOUTH BRENTWOOD
                                  SUITE 340
                           CLAYTON, MISSOURI 63105
                               (314) 726-3371



                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD THURSDAY, JUNE 21, 2001


To the Shareholders of Forever Enterprises, Inc.:

         The Annual Meeting of Shareholders of Forever Enterprises, Inc., a Texas corporation, will be held at our company's executive offices at 10 S. Brentwood, Sixth Floor, St. Louis, Missouri 63105, on Thursday, June 21, 2001, at 10:00 a.m. local time, for the following purposes:

         1.       To elect four (4) members of our board of directors; and

         2. To consider and act upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

         Our board of directors has fixed the close of business on April 22, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

         The accompanying Proxy Statement sets forth important information and is deemed incorporated by reference herein.

                                          By Order of the Board of Directors,

                                          Howard A. Wittner
                                          Secretary

April 30, 2001
St. Louis, Missouri

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                          FOREVER ENTERPRISES, INC.
                             10 SOUTH BRENTWOOD
                                  SUITE 340
                           CLAYTON, MISSOURI 63105
                               (314) 726-3371


                               PROXY STATEMENT


                  FOR ANNUAL MEETING OF SHAREHOLDERS TO BE
                       HELD ON THURSDAY, JUNE 21, 2001

                 APPROXIMATE DATE OF MAILING: APRIL 30, 2001

                              -----------------


                                   GENERAL

         This proxy statement is furnished to the shareholders of Forever Enterprises, Inc., a Texas corporation, in connection with the solicitation of proxies for use at our 2001 annual meeting of shareholders to be held at our company's executive offices at 10 S. Brentwood, Sixth Floor, St. Louis, Missouri 63105, at 10:00 a.m. local time, on Thursday, June 21, 2001, and at any adjournment or postponement of the annual meeting, for the purposes described in the accompanying notice of annual meeting of shareholders.

         Your proxy is being solicited by our board of directors. This proxy may be revoked at any time by you before it is voted if you file a written notice of revocation or a later-dated proxy with our corporate secretary at our principal offices or by attending the annual meeting and voting the shares in person. Attendance alone at the annual meeting will not of itself revoke a proxy. Proxies that are properly executed, timely received and not revoked will be voted in the manner you indicate on the proxy at the annual meeting or at any adjournment or postponement of the annual meeting.

         This proxy statement, the notice of annual meeting and the accompanying proxy were first mailed to you on or about April 30, 2001. We will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. Our directors, executive officers and employees also may solicit proxies personally or by telephone or other means, but such persons will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and will be reimbursed by us for their reasonable expenses incurred in sending proxy materials to beneficial owners.

         Only shareholders of record at the close of business on April 22, 2001 are entitled to notice of, and to vote at, the annual meeting. On such date there were 6,933,924 shares of common stock, $.01 par value, issued and outstanding. The holder of each outstanding share of common stock is entitled to one vote on each matter to be acted upon at the annual meeting. Shares subject to abstentions will be treated as shares that are present at the annual meeting for purposes of determining the presence of a quorum and as voted for the purposes of determining the base number of shares voted on any proposal. If a broker or other nominee holder indicates on the proxy that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be treated as present at the annual meeting for purposes of determining the presence of a quorum and will not be considered as voted for purposes of determining the approval of the shareholders on a particular proposal.

         Cumulative voting is not permitted in the election for directors. Each duly-executed proxy in the form enclosed will be voted "FOR" all nominees listed on such proxy, unless otherwise directed in the proxy. If you give us a proxy in the form enclosed but withhold authority to vote for one or more of the nominees listed on the proxy, the number of votes represented by your proxy will be voted for each of the remaining nominees.

                        ITEM I. ELECTION OF DIRECTORS

         One individual will be elected at the annual meeting to serve as a Class I director for a term of one year, one individual will be elected as a Class II director for a term of two years and two individuals will be elected as Class III directors for a term of three years. The four nominees receiving the greatest number of votes at the annual meeting will be elected.

         The persons named as proxies on the accompanying proxy intend to vote all duly executed proxies received by the board of directors for the election of J. Tyler Cassity as a Class I director, Oliver C. Boileau, Jr. as a Class II director and Brent D. Cassity and Howard A. Wittner as Class III directors, except as otherwise directed by the shareholder on the proxy. Messrs. Boileau, B. Cassity and Wittner currently are directors. If for any reason Messrs. T. Cassity, Boileau, B. Cassity or Wittner become unavailable for election, which is not now anticipated, the persons named in the accompanying proxy will vote for such substitute nominee as is designated by the board of directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
J. TYLER CASSITY AS A CLASS I DIRECTOR, OLIVER C. BOILEAU, JR. AS A CLASS II DIRECTOR AND BRENT D. CASSITY AND HOWARD A. WITTNER AS CLASS III DIRECTORS.

         The name, age, principal occupation or position and other directorships with respect to Messrs. T. Cassity, Boileau, B. Cassity and Wittner and the other directors whose terms of office will continue after the annual meeting are described below.

                    CLASS I NOMINEE - TO BE ELECTED FOR A
                      TERM OF ONE YEAR EXPIRING IN 2002

         J. TYLER CASSITY, 31, has over seven years experience with the death care memorialization industry. Mr. Cassity was instrumental in the purchase of the Hollywood Cemetery in April of 1998. Mr. Cassity was elected president of our company in August 2000 and also currently serves as the president of Forever Memorial and Hollywood Forever. Mr. Cassity has supervised the development of the company's Internet division.

                   CLASS II NOMINEE - TO BE ELECTED FOR A
                     TERM OF TWO YEARS EXPIRING IN 2003

         OLIVER C. BOILEAU, JR., 74, a retired defense industry executive, became a company director in August 2000. Mr. Boileau has extensive experience as a corporate executive and as a director. He has served on the boards of General Dynamics (Vice-Chairman) and Northrup Grumman. During his career, Mr. Boileau has served as the President of Boeing Aerospace Company, the President of General Dynamics and the President and Chief Executive Officer of Grumman Corporation. Mr. Boileau has also served as a trustee and board member of numerous charitable organizations including serving on the Board of Trustees of St. Louis University.

                  CLASS III NOMINEES - TO BE ELECTED FOR A
                    TERM OF THREE YEARS EXPIRING IN 2004

         BRENT D. CASSITY, 34, has over ten years experience with the death care memorialization industry. Mr. Cassity has been president and chief executive officer of Forever Network, Inc. since 1991, supervising its cemetery and internet divisions. In addition, prior to 1997, Mr. Cassity served as the executive in charge of marketing operations for National Prearranged
Services, Inc. Mr. Cassity has served as a director of our company since
1996 and served as chairman of our board of directors from September 1997 until March 2000. In March 2000, Mr. Cassity was appointed our chief executive officer. Mr. Cassity also serves as a member of the board of directors of each of Memorial Service Life Insurance Company and Lincoln Memorial Life Insurance Company. Mr. Cassity and J. Tyler Cassity, our company's president, are brothers.

         HOWARD A. WITTNER, 64, became a director of our company in September 1997 and, in March 2000, Mr. Wittner was appointed chairman of our board of directors and as corporate secretary. For more than the past five years, Mr. Wittner has been a senior partner practicing corporate and business law through his firm Wittner, Poger, Spewak, Maylack & Spooner, P.C., St. Louis, Missouri. His professional memberships include the Bar Association of Metropolitan St. Louis, The Association of Trial Attorneys and the Missouri Defense Lawyers Association. Mr. Wittner has served as counsel for our company and its affiliates for more than the past five years.

                 CLASS I - TO CONTINUE IN OFFICE UNTIL 2002

         PAUL J. GALLANT, 67, became a director in October 1998. Mr. Gallant has served as president of PJG & Associates, a consulting firm specializing in forensic accounting, since September 1996. Prior thereto, Mr. Gallant was chief operating officer of International Food Products Corporation in St. Louis, Missouri from January 1993 to September 1996. Mr. Gallant is a member of the American Institute of Certified Public Accountants and the Missouri Society of Certified Public Accountants.

                 CLASS II - TO CONTINUE IN OFFICE UNTIL 2003

         RANDALL K. SUTTON, 55, has served as a member of our board of directors and a vice president of our company since 1996 and served as our chief financial officer from March 2000 to August 2000. In August 2000, he was elected Treasurer of Forever Enterprises, Inc. Mr. Sutton also serves as a member of the board of directors of Memorial Service Life Insurance Company and Lincoln Memorial Life Insurance Company, each a subsidiary of our company. Mr. Sutton also currently is the chief financial officer of National Prearranged Services, Inc., an affiliate of our company. During his 18-year tenure with National Prearranged Services, Mr. Sutton also has managed investments for several affiliated companies.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Substantially all of the life insurance policies issued by our insurance company subsidiaries are issued to fund prearranged funeral contracts that are sold by National Prearranged Services and National Prearranged Services Agency, Inc. National Prearranged Services is an affiliated company that collects all payments for prearranged funeral contracts and remits such amounts to us either directly or through assumed reinsurance.

         In connection with issuing insurance policies to fund prearranged funeral contracts, except in Missouri, the individual owner of the policy assigns the policy to National Prearranged Services and/or National Prearranged Services Agency, Inc. National Prearranged Services and/or National Prearranged Services Agency, Inc. then remit premiums to and receive policy benefits from us. In the State of Missouri, a trust owns the policies, pays the premiums and receives the benefits. An independent investment advisor to the trust directs the monies in the trust as to the purchase of insurance policies. The policy benefits ordinarily paid include death benefits, surrender benefits and policy loans. We are not subject to significant credit risk on the policy loans, since we make no policy loans that exceed the reserves held on the policy securing the loan and we have the right to deduct the loan amount from the death benefit payment or from the cash surrender value. During 2000, substantially all premiums, death benefits and surrender benefits were received from or paid to National Prearranged Services, National Prearranged Services Agency, Inc. or the trust. At December 31, 2000, we had no policyholder loans of which National Prearranged Services or the trust is the beneficiary.

         Our insurance subsidiaries have a contract with National Prearranged Services and National Prearranged Services Agency, Inc. that obligates us to pay first-year and renewal commissions on policies written by National Prearranged Services and National Prearranged Services Agency, Inc. Commissions totaled $11,679,947 in the year ended December 31, 2000, substantially all of which were paid to National Prearranged Services and National Prearranged Services Agency, Inc.

         Effective January 1, 1997, we entered into a cost sharing agreement with National Prearranged Services which requires National Prearranged Services to reimburse us, on a monthly basis, for a portion of certain general and administrative costs paid for by us for the benefit of National Prearranged Services. Costs reimbursed under the agreement were $2,516,986 for the year ended December 31, 2000.

         Net amounts receivable from National Prearranged Services and National Prearranged Services Agency, Inc. at December 31, 2000 were $2,735,580. Amounts payable to National Heritage Enterprises and its affiliates at December 31, 2000 were $2,579,170. On January 1, 2001, National Prearranged Services executed a promissory note in the principal amount of $2,754,327 payable to Memorial Service Life Insurance Company evidencing the indebtedness and providing for repayment of the debt over a five-year period. Such note is secured by the renewal commissions of National Prearranged Services.

         We also participate in a retirement savings plan with National Prearranged Services and other related parties.

         On January 1, 2001, we executed a promissory note in the principal amount of $8,508,361 payable to our subsidiary Memorial Service Life Insurance Company, evidencing intercorporate indebtedness. The note is payable over a 63-month period. The note is secured by a pledge of all of the stock of our subsidiary Forever Network, Inc.

         In December 2000, our subsidiary, Memorial Service Life Insurance Company, sold all of the stock of its subsidiary, North America Life Insurance Company of Texas (formerly known as Liberty Standard Life Insurance Company), to North America Holdings, Ltd., a limited partnership controlled 99% by Clifton

Mitchell, our former chief executive officer and the former president of our insurance subsidiaries. Liberty Standard Life Insurance Company was originally purchased in May 2000 for approximately $900,000. The December sale price was an amount equal to the statutory capital and surplus of North America Life Insurance Company of Texas in excess of $200,000 on the closing date. This price was determined jointly by Mr. Mitchell and management of Forever Enterprises, Inc., and was intended to approximate the original purchase price of Liberty Standard of $900,000.

         In December 2000, our subsidiary, Memorial Service Life Insurance Company, loaned $500,000 (payable in 12 monthly installments of $41,667 plus interest of 1% over the prime rate, commencing January 18, 2001) to North America Holdings, Ltd., secured by (1) a pledge of all of the stock of North America Life Insurance Company of Texas and (2) a pledge by Mr. Mitchell of all of his ownership interests in North America Holding, Ltd. In addition, all of the assets of our subsidiary, Wise & Associates, Inc., were sold to North America Holding, Ltd. in return for a $228,177 promissory note (payable in full at December 18, 2001, with interest paid monthly at the rate of 1% over the prime rate). In March 2001, Memorial Service Life Insurance Company, Forever Enterprises, Inc. and North America Holding, Ltd., signed an agreement to forgo interest payments on the loans above in return for due consideration.

         Also, in December 2000, our subsidiaries, Memorial Service Life Insurance Company and Lincoln Memorial Life Insurance Company, and North America Holdings, Ltd. entered into reinsurance agreements whereby North America Holdings, Ltd. reinsures all of the ongoing insurance business and certain of the inforce business of our subsidiaries. Our insurance subsidiaries, however, will retain administration of the reinsured business originally generated by National Prearranged Services and National Prearranged Services Agency.

                      BOARD OF DIRECTORS AND COMMITTEES

BOARD AND COMMITTEE MEETINGS

         During 2000, our board of directors met seven times, including regularly scheduled and special meetings. During such year all of the directors attended at least 75% of all meetings held by the board of directors and all committees upon which they served.

         Since November 1998, our board of directors has had a standing audit committee and compensation committee.

         AUDIT COMMITTEE. Paul J. Gallant and Howard A. Wittner are members of the audit committee. The audit committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The audit committee met four times during 2000.

         COMPENSATION COMMITTEE. The members of the compensation committee are Paul J. Gallant and Howard A. Wittner. The compensation committee reviews and recommends the salaries and other compensation of all of our directors and executive officers. The compensation committee did not meet during 2000.

COMPENSATION OF DIRECTORS

         Directors who are our employees do not receive any remuneration in their capacity as directors. Non-employee directors receive $500 per meeting attended and are reimbursed for related travel expenses in attending meetings. Committee members also receive $500 per meeting attended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The current members of the compensation committee are Messrs. Wittner and Gallant. Mr. Wittner has served as the chairman of our board of directors and as our corporate secretary since March 2000. The firm of Wittner, Poger, Spewak, Maylack & Spooner, P.C., of which Mr. Wittner is a member, provided legal services to us and our subsidiaries during 2000. Such firm is continuing to provide legal services to us and our subsidiaries during 2001.

                           REPORT TO SHAREHOLDERS
                      REGARDING EXECUTIVE COMPENSATION

         Our board of directors has issued the following report for the year ended December 31, 2000.

COMPENSATION PHILOSOPHY

         Our board of directors had previously approved the policies for and structure and amount of compensation of our senior officers, including the chief executive officer and chief financial officer. The board's goal has been to establish compensation programs that will attract and retain highly qualified executives and provide an incentive to such executives to focus their efforts on our long-term strategic goals by aligning their financial interests closely with our company's long-term interests. Our current executive officers received no compensation from our company during 2000. Executive officers currently are compensated by National Heritage Enterprises, Inc., the majority shareholder of our company, to relieve cash obligations of the company during transition from an emphasis on our insurance operations to one which focuses on our cemetery operations.

         Historically, a significant component of the executive officer compensation program has been cash remuneration in the form of base salaries and annual discretionary bonuses. Bonuses are determined based upon the performance of the company and the individual executive during the fiscal year. In evaluating performance, financial, non-financial and long-term strategic objectives are considered. Base salaries generally represented a large portion of the executive officers' total cash compensation. Bonuses historically have made up a smaller portion of the executive officers' total cash compensation. The board believes that basing a portion of an executive officer's compensation on performance motivates the executive to perform at the highest possible level.

         As another component of our executive officer compensation program, the board may, based upon the consideration of the above factors, award executive officers options to acquire shares of our common stock. The board believes that stock options provide a highly efficient form of compensation from both a cost and an accounting perspective, and that such awards provide an incentive to achieve our longer-term strategic goals by aligning the long-term financial interests of the executive officers with our shareholders. The board also believes that significant levels of stock ownership and ownership potential will assist us in retaining the services of the executive officers.

DETERMINATION OF 2000 EXECUTIVE OFFICER COMPENSATION

         As discussed above, our current executive officers received no compensation from the Company during 2000. Executive officers currently are compensated by National Heritage Enterprises, Inc., the majority shareholder of our company.

         Mr. Clifton Mitchell was our president and chief executive officer from April 1999 until March 2000. Mr. Mitchell then served as president of our (now former) insurance subsidiary, North America Life Insurance Company of Texas, until December 2000.

         In March 2000, Mr. Brent D. Cassity was elected our chief executive officer. Mr. J. Tyler Cassity was elected in August 2000 as our president. Mr. Tyler Cassity also served as co-chief executive officer (technology, research and development) from March 2000 until August 2000. Mr. Tyler Cassity was granted an option to acquire 23,750 shares of our common stock in June 2000.

                                         The Members of the Board of Directors

April 30, 2001                           Brent D. Cassity
                                         Paul J. Gallant
                                         Oliver C. Boileau, Jr.
                                         Randall K. Sutton
                                         Howard A. Wittner

                          REPORT OF AUDIT COMMITTEE

         Our audit committee has issued the following report for the year ended December 31, 2000.

         The audit committee oversees our company's financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2000 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The committee reviewed with Deloitte & Touche LLP, our independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from management and our company, including the matters in the written disclosures required by the Independence Standards Board.

         The committee discussed with Deloitte & Touche LLP the overall scope and plans for their audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

         In reliance on the reviews and discussions referred to above, the committee recommended to our board of directors, and the board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

         Mr. Gallant, a current member of the audit committee, is an "independent" director within the meaning of the listing standards of adopted by the Nasdaq. Mr. Wittner, the chairman of the board of directors of our company, is not an "independent" director within the meaning of such listing standards. The board selected Mr. Wittner as a member of the audit committee based upon his experience, and believed that his position with our company did not compromise his independence. The committee has not adopted a charter as of this date.

April 30, 2001                              The Members of the Audit Committee

                                            Howard A. Wittner
                                            Paul J. Gallant

                     COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the compensation of Brent D. Cassity, our chief executive officer, J. Tyler Cassity, our president and former co-chief executive officer (research, technology and development), and Clifton Mitchell, our former president and chief executive officer. No other executive officer of the company received compensation during 2000 in excess of $100,000.

                                            SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                                  ANNUAL COMPENSATION             ---------------------------
                                         ---------------------------------------  RESTRICTED    SECURITIES
                                                                 OTHER ANNUAL       STOCK       UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR   SALARY($)  BONUS($)  COMPENSATION($)(1)   AWARDS($)  OPTIONS/SARS(#)  COMPENSATION($)
---------------------------       ----   ---------  --------  ------------------  ----------  ---------------  ---------------
Brent D. Cassity(2)               2000        --          --         --               --                --           --
   Chief Executive Officer        1999        --          --         --               --                --           --
                                  1998        --          --         --               --          23,750/0           --

J. Tyler Cassity(3)               2000        --          --         --               --          23,750/0           --
   President and former Co-Chief  1999        --          --         --               --                --           --
   Executive Officer (Research,   1998        --          --         --               --                --           --
   Development and Technology)

Clifton Mitchell (4)              2000   188,974     100,000         --               --                --        2,375 (5)
   Former President and Chief     1999   200,000     100,000         --               --                --        1,650
   Executive Officer              1998   183,333      62,500         --               --          23,750/0           --

--------------------
(1) The named executive officers received certain perquisites in 2000, 1999 and 1998, the amount of which did not exceed the lesser of $50,000 or 10% of any such officer's salary or bonus.

(2) Mr. Cassity has served as our chief executive officer since March 2000. Prior thereto, Mr. Cassity was not an employee of our company. For the year ended December 31, 2000, Mr. Cassity was not paid any compensation by our company.

(3) Mr. Cassity has served as our president since August 2000. From March 2000 to August 2000, Mr. Cassity served as co-chief executive officer (research, development and technology). For the year ended December 31, 2000, Mr. Cassity was not paid any compensation by our company.

(4) Mr. Mitchell served as our president and chief executive officer until March 2000 and served as president of our subsidiary, North American Life Insurance Company of Texas, until December 2000.

(5)   Consists of matching contributions to our Section 401(k) Plan.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
VALUES

         The following table presents certain information concerning unexercised stock options held by the individuals named in the Summary Compensation Table at December 31, 2000. No options were exercised during fiscal year 2000 by such individuals.

                                     SHARES FOR WHICH                                    VALUE OF UNEXERCISED
                                UNEXERCISED OPTIONS HELD AT                            IN-THE-MONEY OPTIONS/SARS
                                   DECEMBER 31, 2000 (#)                                   AT FY-END ($) (1)
                                ---------------------------                           --------------------------
      NAME                      EXERCISABLE   UNEXERCISABLE                           EXERCISABLE  UNEXERCISABLE
      ----                      -----------   -------------                           -----------  -------------
Brent D. Cassity                   11,875         11,875                               $      -      $      -
J. Tyler Cassity                   11,875         11,875                                 35,625        35,625
Clifton Mitchell                   11,875         11,875                                      -             -

---------------

(1) Based on the fair market value of our common stock on December 31, 2000 of approximately $5.00 per share, based upon the last known sale price of our common stock.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning stock option grants made in 2000 to the individuals named in the Summary Compensation Table. No stock appreciation rights were granted to the named individuals in 2000.


                                                INDIVIDUAL GRANTS                                  POTENTIAL REALIZABLE
                       -------------------------------------------------------------------               VALUE AT
                         NUMBER OF                                                                    ASSUMED ANNUAL
                        SECURITIES     PERCENT OF TOTAL                                            RATES OF STOCK PRICE
                        UNDERLYING       OPTIONS/SARS                                                APPRECIATION FOR
                       OPTIONS/SARS       GRANTED TO          EXERCISE OR                             OPTION TERM (3)
                          GRANTED        EMPLOYEES IN         BASE PRICE        EXPIRATION        -----------------------
       NAME                 (#)           FISCAL YEAR          ($/SH) (1)        DATE (2)         5%($)            10%($)
       ----            ------------    ----------------       ------------      ----------        -----            ------

Brent D. Cassity              --               --%               $   --             --           $    --          $    --
J. Tyler Cassity          23,750             4.01                  2.00      August 17, 2010      29,873           75,703
Clifton Mitchell              --               --                    --             --                --               --

-----------------

(1) The exercise price may be paid in cash or, at the discretion of the company, by shares of common stock already owned by the optionee, valued at fair market value on the date of exercise, or a combination of cash and our common stock.

(2) The options terminate on the earlier of ten years after the date of grant; twelve months from termination for disability; three months from termination of employment for reasons other than retirement, disability or death; or immediately on termination for cause.

(3) The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect our views as to the likely trend in our common stock price. Based upon the fair market value of our common stock on December 31, 2000 of approximately $5.00 per share, based upon the last known sale price of our common stock. The effect of 5% and 10% rates of appreciation on our common stock held for ten years is demonstrated by the following: a share of our common stock purchased during 2000 at a price per share of $2.00 and held for ten years from the date of grant would have a value of $3.2578 at a 5% rate of appreciation, and a value of $5.1875 at a 10% rate of appreciation. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on, among other things, the future performance of our common stock and overall market conditions. There can be no assurance that the amounts reflected herein will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership, as of April 22, 2001, of our outstanding common stock by: (a) each person known by us to be a beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors; (c) the executive officers named in the Summary Compensation Table; and (d) all directors and executive officers of the company as a group.


         NAME AND ADDRESS                                                  NUMBER OF SHARES         PERCENT
        OF BENEFICIAL OWNER                                             BENEFICIALLY OWNED (1)       OWNED
        -------------------                                             ----------------------      -------
Howard A. Wittner (2)
  7700 Bonhomme, Suite 400
  Clayton, Missouri 63105............................                          6,501,000              92.4%

Brent D. Cassity (3)
  10 S. Brentwood, Suite 340
  Clayton, Missouri 63105............................                             11,875              (4)

J. Tyler Cassity (5) ................................                             11,875              (4)

Randall K. Sutton (6)................................                             35,500              (4)

Paul J. Gallant......................................                                200              (4)

Oliver C. Boileau, Jr. ..............................                                 --              --

Clifton Mitchell.....................................                              1,500              (4)

All executive officers and directors
  (7 persons) (7)....................................                          6,575,460              92.7%

----------------------

(1) Except as otherwise indicated, each individual has sole voting and investment power over the shares listed beside his name. The percentage calculations for beneficial ownership are based upon 6,933,924 shares of common stock that were issued and outstanding as of April 22, 2001, plus, with respect to each individual and all directors and executive officers as a group, the number of shares subject to options that are exercisable currently or within 60 days of April 22, 2001.

(2) Of such shares: 6,400,000 are held of record by National Heritage Enterprises, Inc., which is wholly owned by the RBT Trust II, dated September 28, 1990, of which Mr. Wittner is the trustee and has sole voting and investment power; 1,000 shares reported are held by the H&A Partnership, of which Mr. Wittner is a partner; and 100,000 shares are subject to options exercisable currently or within 60 days after April 22, 2001. Mr. Wittner disclaims beneficial ownership of the 500 shares ascribed to his partner. Brent D. Cassity currently serves as president of National Heritage.

(3) Mr. Cassity is a one-third beneficiary of the RBT Trust II. Mr. Cassity does not have voting or investment power with respect to such shares. Represents shares subject to options exercisable currently or within 60 days after April 22, 2001.

(4)    Less than one percent.

(5) Mr. Cassity is a one-third beneficiary of the RBT Trust II. Mr. Cassity does not have voting or investment power with respect to such shares. Represents shares subject to options exercisable currently or within 60 days after April 22, 2001.

(6) Includes 22,500 shares subject to options exercisable currently or within 60 days after April 22, 2001.

(7) Includes 158,750 shares subject to options exercisable currently or within 60 days after April 22, 2001.

                           STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on our common stock during the period commencing November 2, 1998 and ending on December 31, 2000 with the cumulative total return of the New York Stock Exchange Composite Index, the Nasdaq Composite Index and the Dow Jones Life Insurance Index (U.S.) during such period, assuming a $100 investment on November 2, 1998. It should be noted that we have not paid any dividends on our common stock, and no dividends are included in the representation of our performance.

                                   [GRAPH]

-----------------------------------------------------------------------------------
                                       11/2/98    12/31/98    12/31/99    12/31/00
-----------------------------------------------------------------------------------
Forever Enterprises, Inc.              $100.00     $ 66.67     $ 68.33     $ 66.67
-----------------------------------------------------------------------------------
NYSE Composite Index                    100.00      108.09      117.97      119.16
-----------------------------------------------------------------------------------
Nasdaq Composite Index                  100.00      121.76      225.96      137.18
-----------------------------------------------------------------------------------
Dow Jones Life Insurance Index (US)     100.00      112.80       97.19      136.11
-----------------------------------------------------------------------------------

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than ten percent of our outstanding stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. To our knowledge, based solely on our review of such reports furnished us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to such persons were complied with during the year ended December 31, 2000, except that Mr. Randall K. Sutton filed two late Form 4 reports to report purchases of our common stock.


                       INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP served as our independent public accountants for the year ended December 31, 2000 and has been selected by our board of directors to continue in such capacity during 2001. Representatives of Deloitte & Touche are expected to be present at the annual meeting to address your questions, and they will have the opportunity to make statements if they so desire.

         The aggregate fees billed by Deloitte & Touche LLP for the 2000 fiscal year audit and for the reviews of the financial statements included in our company's quarterly reports on Form 10-Q were approximately $213,000. Deloitte & Touche LLP did not provide any other services for our company during 2000.


                          PROPOSALS OF SHAREHOLDERS

         Under applicable regulations of the Securities and Exchange Commission, all proposals you may want to be considered for inclusion in the proxy statement for our 2002 annual meeting of shareholders must be received at our executive offices, c/o corporate secretary, 10 S. Brentwood, Suite 340, Clayton, Missouri 63105, by no later than December 31, 2001. Our by-laws provide that shareholder proposals, including nominations of directors, that do not appear in the proxy statement may be considered at a meeting of shareholders only if written notice of the proposal is received by our corporate secretary not less than 60 days and not more than 90 days prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be delivered not earlier than the 10th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the company. Under our by-laws, the date by which written notice of a proposal must be received by us to be considered at the 2002 annual meeting is April 22, 2002.

         Any written notice of a shareholder proposal must include the following information: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on our corporate books, and of such beneficial owner, and (ii) the class and number of shares of our stock that are owned beneficially and of record by such shareholder and such beneficial owner.

                            DISCRETIONARY VOTING

         At our 2002 annual meeting, the individuals named in the proxy relating to such meeting will exercise discretionary authority to vote on any matter brought before the meeting with respect to which we were provided with notice after March 16, 2002 and before April 22, 2002. In addition, we will include in the proxy statement advice on the nature of the matter and how the individuals named in the proxy relating to such meeting intend to exercise their discretion to vote on each mater. Notwithstanding the above, the individuals named in the proxy relating to such meeting will not exercise discretionary authority over a matter if: (i) we received notice of such matter by March 16, 2002; (ii) by March 16, 2002, the proponent of such matter provided us with a written statement that the proponent intends to deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under Texas law to carry the proposal; (iii) the proponent included the same statement in its proxy materials filed under Rule 14a-6 of the Securities Exchange Act of 1934, as amended; and (iv) immediately after soliciting the percentage of shareholders required to carry the proposal, the proponent provided us with a statement from any solicitor or other person with knowledge that the necessary steps had been taken to deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under Texas law to carry the proposal.

                                ANNUAL REPORT

         Our Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission (excluding exhibits), has been mailed simultaneously to our shareholders.


                                OTHER MATTERS

         As of the date of this proxy statement, our board of directors does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the annual meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the annual meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby in accordance with their judgment as to the best interest of our company on such matters.

                                          By Order of the Board of Directors,

                                          Howard A. Wittner
                                          Secretary

April 30, 2001

                          FOREVER ENTERPRISES, INC.
                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                JUNE 21, 2001

         The undersigned hereby appoints Randall K. Sutton and Howard A. Wittner, and each of them, with or without the other, proxies, with full power of substitution to vote, as designated below, all shares of common stock, $0.01 par value, of Forever Enterprises, Inc. (the "Company") that the undersigned signatory hereof is entitled to vote at the 2001 Annual Meeting of Shareholders of the Company to be held at the Company's executive offices, 10 S. Brentwood, Sixth Floor, St. Louis, Missouri 63105, on Thursday, June 21, 2001, at 10:00 a.m., and all adjournments or postponements thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

1.       ELECTION OF DIRECTORS

         / / FOR the nominees listed below   / / WITHHOLD AUTHORITY to vote for
             (except as marked below)            all the nominees listed below

             INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
           INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S
                           NAME IN THE LIST BELOW

         CLASS I                CLASS II                  CLASS III
         (one-year term)        (two-year term)           (three-year term)

         J. Tyler Cassity       Oliver C. Boileau         Brent D. Cassity
                                                          Howard A. Wittner

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 AND THE PROXY STATEMENT FOR THE 2001 ANNUAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

DATED:                              , 2000
      ------------------------------


                            -------------------------------------------------
                                                 Signature

                            -------------------------------------------------
                                       Signature, if held jointly

                            Please sign exactly as name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                        USING THE ENCLOSED ENVELOPE.

                                   APPENDIX


     Page 13 of the printed Proxy contains a Stock Performance Graph. The information contained in the graph appears in the table immediately following the graph.